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                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (the "Agreement") by and between Smart Online, Inc. a Delaware corporation (the "Company"), and Anil Kamath (the "Employee"), dated as of the 1st day of May, 2004.

                                 WITNESSETH THAT

        WHEREAS, the Company and the Employee wish to contract for the employment by the Company of the Employee, and the Employee wishes to serve the Company, in the capacities and on the terms and conditions set forth in this Agreement;

        WHEREAS, the Company is an enterprise whose success is attributable largely to the creation and maintenance of certain Confidential Data (as defined below) and during the period of employment the Employee will be situated to have access to and be knowledgeable with respect to the Confidential Data as well as the customers of the Company; and

        WHEREAS, Company has a legitimate protectible business interest in the creation and maintenance of its Confidential Data and the protection of the identity of, and related information concerning, its customers and the Company's customer lists; and

        WHEREAS, the Company wishes to protect its Confidential Data from disclosure by the Employee by means of the restrictive covenants contained in this Agreement and the Employee agrees to such covenants in exchange for the Company's commitment to continue to employ the Employee and for other additional consideration agreed to between the parties;

        NOW, THEREFORE, it is hereby agreed as follows:

        1. EMPLOYMENT PERIOD. The Company shall employ the Employee, and the Employee shall serve the Company, on the terms and conditions set forth in this Agreement. Such employment pursuant to this Agreement shall commence on the date hereof and, unless earlier terminated as hereinafter provided, shall continue for an initial period through December 31, 2005. The Company may extend the period of employment of the Employee pursuant to this Agreement for additional periods of up to one (1) year for each extension by written notice to the Employee given not less than ninety (90) days prior to the expiration of the initial period or any renewal period. The period of employment of Employee hereunder shall be hereinafter referred to as the Employment Period.

        2.      POSITION AND DUTIES.

                (a) During the Employment Period, the Employee shall serve as a full-time employee of the Company as Vice President, Technology, with such duties and responsibilities as are customarily assigned to such position and such other duties and responsibilities not inconsistent therewith as may from time to time be assigned to him by the President, Chief Executive Officer or Board of Directors.

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                (b)     During the Employment Period, the Employee shall devote
his loyalty, attention, and time to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Employee under this Agreement, use the Employee's best efforts to carry out such responsibilities faithfully and efficiently.

                (c) The Employee's services shall be performed primarily at the Company's headquarters in Durham, North Carolina.

        3.      COMPENSATION.

                (a) Base Salary. The Employee's base salary shall be $100,000 per annum, payable monthly, which salary shall be reevaluated annually and is subject to such increases as the Board of Directors approves. Effective June 1, 2004 Employee's base salary shall be $125,000 per annum. The term "Annual Base Salary" shall refer to the base salary prevailing during the applicable period until such time of any increase in base salary whereupon it shall thereafter refer to such increased amount.

                (b) Stock Options. The Company and the Employee shall execute a Stock Option Agreement dated as of May 1, 2004 whereby the Company grants options to purchase an aggregate of 75,000 shares of the Company's Class Common Stock pursuant to the Company's 2004 Equity Compensation Plan.

                (c) Other Benefits. In addition, during the Employment Period the Employee shall be entitled to participate, in accordance with the relevant provisions thereof, in all applicable incentive, savings, and retirement plans, practices, policies, and programs of the Company for which senior management employees are eligible generally.

                (d) All compensation hereunder shall be subject to all applicable federal and state withholding, payroll and other taxes.

        4.      TERMINATION OF EMPLOYMENT.

                (a) Death or Disability. The Employee's employment shall terminate automatically upon the Employee's death during the Employment Period. The Company shall be entitled to terminate the Employee's employment because of the Employee's Disability during the Employment Period. "Disability" means that the Employee has been unable, for a period of thirty (30) consecutive calendar days, to perform the Employee's duties under this Agreement, as a result of physical or mental illness or injury. A termination of the Employee's employment by the Company for Disability shall be communicated to the Employee by written notice, and shall be effective on the date of receipt of such notice by the Employee (the "Disability Effective Date").

                (b)     By the Company.

                        (i) The Company may terminate the Employee's employment at any time during the Employment Period for Cause or without Cause. A termination of


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                the Employee's employment with Cause shall be effective when communicated to the Employee by written or verbal notice. "Cause" means unacceptable conduct, including:

                                A.      participation in a fraud or act of
                        dishonesty against the Company;

                                B. any chemical dependence which affects the performance of his duties and responsibilities to the Company;

                                C.      breach of Employee's fiduciary
                        obligations to the Company;

                                D.      Employee willfully fails to perform his
                        duties;

                                E. breach of the Company's policies or any material provision of this Agreement;

                                F.      misconduct resulting in loss to the
                        Company or damage to the reputation of the Company; or

                                G. conduct by the Employee which, in the determination of the Company's Board of Directors, demonstrates unfitness to serve.

                        (ii) "Without cause" means termination of Employee's employment for some reason other than that listed in Paragraph 4(b)(i) above. A termination of the Employee's employment Without Cause shall be effective when communicated to the Employee by written or verbal notice.

                (c) By the Employee. The Employee may signify his intention to terminate his employment at any time upon the giving of ninety (90) days' notice ("Notice Period") to the Company of his intent to do so. Upon the expiration of the Notice Period the termination will be effective and the Date of Termination will be effective as referred to below. The Company reserves the right to accelerate the effective "Date of Termination" in its discretion after the inception of the Notice Period.

                (d) Date of Termination. The "Date of Termination" means the date of the Employee's death, the Disability Effective Date, the date on which the termination of the Employee's employment by the Company for Cause or without Cause is effective, or the date on which the termination of the Employee's employment by the Employee is effective, as the case may be.

        5.      OBLIGATIONS OF THE COMPANY UPON TERMINATION.

                (a) Termination by the Company Without Cause or by the Employee for Good Reason. If the Company terminates the employment of the Employee without Cause (as


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defined in Section 4(b) above) or if the Employee terminates her employment for
Good Reason (as defined below):

                        (i) the Company shall pay the Employee the portion of his base salary in termination as he may be entitled to receive for services rendered prior to the date of such termination;

                        (ii) for a period of three (3) months following the date on which the Employee's employment with the Company terminates, the Company shall continue to pay the Employee her base salary in effect at the time of her termination of employment and shall continue to provide the Employee with all benefits specified in this Agreement, with no adverse tax consequences to the Employee, as if she had remained employed by the Company pursuant to this Agreement during the entire such three (3) month period; and

                For purposes of this Agreement, the Employee shall be deemed to have terminated her employment for "Good Reason" if she voluntarily terminates his employment with the Company under any of the following circumstances:

                        (i) any demotion or diminution in the Employee's position, title, reporting position or duties;

                        (ii) relocation of the Employee's office to a location more than thirty (30) miles outside of Research Triangle Park, North Carolina; or

                        (iii) any material breach of this Agreement by the Company.

                (b) By the Company for Cause; By the Employee; Death or Disability. If the Employee's employment is terminated by the Company for Cause during the Employment Period, if Employee terminates employment during the Employment Period or if the Employee's employment is terminated by reason of the Employee's death or disability during the Employment Period, the Company shall pay the Employee the Annual Base Salary (then in effect) through the Date of Termination and the Company shall have no further obligations under this Agreement.

        6. EXPENSES. The Company agrees to reimburse the Employee for reasonable and necessary expenses incurred by the Employee in the furtherance of the Company's business in accordance with such procedures as the Company may from time to time establish.

        7. REPRESENTATIONS AND WARRANTIES OF THE EMPLOYEE. The Employee represents and warrants that:

                (a) the Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of duties hereunder or other rights of the Company hereunder; and


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                (b)     to the best of the Employee's knowledge, the Employee is
under no physical or mental disability which will render him incapable of performing the essential functions involved in his anticipated duties or that would otherwise hinder the performance of duties under this Agreement.

        8. COVENANT NOT TO COMPETE. The Employee covenants that during the "Noncompetition Period," as defined in paragraph 14, and within the "Noncompetition Area," as defined in paragraph 15, he shall not, directly or indirectly, as principal, agent, consultant, trustee or through the agency of any corporation, partnership, association, or agency engage in the "Business," as defined in paragraph 16. Specifically, but without limiting the foregoing, the Employee agrees that during such period and within such area, he shall not do any of the following: (a) be the owner of the outstanding capital stock of any corporation which conducts a business of a like or similar nature to the "Business" (other than stock of a corporation traded on a national securities exchange or automated quotation system); (b) be an officer or director of any corporation which conducts a business of a like or similar nature to the "Business"; (c) be a member of any partnership which conducts a business of a like or similar nature to the "Business"; or (d) be a consultant to, an owner of or an employee of any other business which conducts a business of a like or similar nature to the Business.

        9.      NONDISCLOSURE COVENANT.

                (a) The parties acknowledge that the Company is an enterprise whose success is attributable largely to the ownership, use and development of certain valuable confidential and proprietary information (the "Confidential Data"), and that the Employee's employment with the Company will involve the Employee's access to and work with such information. The Employee acknowledges that his relationship with the Company is a confidential relationship. The Employee covenants and agrees that (i) he shall keep and maintain the Confidential Data in strictest confidence, and (ii) he shall not, either directly or indirectly, use any Confidential Data for his own benefit, or divulge, disclose, or communicate any Confidential Data in any manner whatsoever to any person or entity other than the employees or agents of the Company having a need to know such Confidential Data, and only to the extent necessary to perform their responsibilities on behalf of the Company, and other than in the performance of the Employee's duties in the employment by the Company. The Employee's agreement not to disclose Confidential Data shall apply to all Confidential Data, whether or not the Employee participated in the development thereof. Upon termination of employment for any reason, the Employee will return to the Company all documents, notes, programs, data and any other materials (including any copies thereof) in his/her possession.

                (b) For purposes of this Agreement, the term "Confidential Data" shall include any and all information related to the business of the Company, or to its products, sales or businesses which is not general public knowledge, specifically including (but without limiting the generality of the foregoing) all financial and accounting data; computer software; processes; formulae; inventions; methods; trade secrets; computer programs; engineering or technical data, drawings, or designs; manufacturing techniques; patents, patent applications, copyrights and copyright applications (in any such case, whether registered or to be registered in the United


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States of America or elsewhere) applied for, issued to or owned by the Company;
information concerning pricing and pricing policies; marketing techniques; suppliers; methods and manner of operations; and information relating to the identity, needs and location of all past, present and prospective customers. The parties stipulate that as between them the above-described matters are important and confidential and gravely affect the successful conduct of the business of the Company and that any breach of the terms of this paragraph shall be a material breach of this Agreement.

        10. NONSOLICITATION COVENANT. The Employee covenants that during the Noncompetition Period he shall not directly or indirectly, on behalf of himself or on behalf of any other person, firm, partnership, corporation, association or other entity, call upon any of the customers or clients of the Company for the purpose of soliciting or providing any product or service similar to that provided by the Company nor will he, in any way, directly or indirectly, for himself, or on behalf of any other person, firm, partnership, corporation, association, or other entity, solicit, divert or take away, or attempt to solicit, divert, or take away any of the customers, clients, business, or patrons of the Company. The Employee further covenants that during the Noncompetition Period he shall not induce or attempt to induce any person to leave the employ of the Company.

        11. INVENTIONS. All inventions, designs, improvements and developments made by the Employee, either solely or in collaboration with others, during his employment with the Company, whether or not during working hours, and relating to any methods, apparatus or products which are manufactured, sold, leased, used or developed by the Company or which pertain to the Business (the "Developments"), shall become and remain the property of the Company. The Employee shall disclose promptly in writing to the Company all such Developments. The Employee acknowledges and agrees that all Developments shall be deemed "works made for hire" within the meaning of the United States Copyright Act, as amended. If, for any reason, such Developments are not deemed works made for hire, the Employee shall assign, and hereby assigns, to the Company, all of the Employee's right, title and interest (including, but not limited to, copyright and all rights of inventorship) in and to such Developments. At the request and expense of the Company, whether during or after employment hereunder, the Employee shall make, execute and deliver all application papers, assignments or instruments, and perform or cause to be performed such other lawful acts as the Company may deem necessary or desirable in making or prosecuting applications, domestic or foreign, for patents (including reissues, continuations and extensions thereof) and copyrights related to such Developments or in vesting in the Company full legal title to such Developments. The Employee shall assist and cooperate with the Company or its representatives in any controversy or legal proceeding relating to such Developments, or to any patents, copyrights or trade secrets with respect thereto. If for any reason the Employee refuses or is unable to assist the Company in obtaining or enforcing its rights with respect to such Developments, the Employee hereby irrevocably designates and appoints the Company and its duly authorized agents as the Employee's agents and attorneys-in-fact to execute and file any documents and to do all other lawful acts necessary to protect the Company's rights in the Developments. The Employee expressly acknowledges that the special foregoing power of attorney is coupled with an interest and is therefore irrevocable and shall survive (i) the Employee's death or incompetency and (ii) any termination of this Agreement.


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        12.     INDEPENDENT COVENANTS. Each of the covenants on the part of the
Employee contained in paragraphs 8, 9, 10, and 11 of this Agreement shall be construed as an agreement independent of each other such covenant. The existence of any claim or cause of action of the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any such covenant.

        13. REASONABLENESS; INJUNCTION. The Employee acknowledges that the covenants contained in this agreement are reasonably necessary and designed for the protection of the Company and its business, and that such covenants are reasonably limited with respect to the activities prohibited, the duration thereof, the geographic area thereof, the scope thereof and the effect thereof on the Employee and the general public. The Employee further acknowledges that violation of the covenants would immeasurably and irreparably damage the Company, and by reason thereof the Employee agrees that for violation or threatened violation of any of the provisions of this Agreement, the Company shall, in addition to any other rights and remedies available to it, at law or otherwise, by entitled to any injunction to be issued by any court of competent jurisdiction enjoining and restraining the Employee from committing any violation or threatened violation of this Agreement. The Employee consents to the issuance of such injunction.

        14. NONCOMPETITION PERIOD. This Agreement shall remain enforceable during the Employee's employment with the Company and for a period of two years after termination of the Employee's employment for any reason (such period not to include any period(s) of violation or period(s) of time required for litigation to enforce the covenants set forth herein).

        15.     NONCOMPETITION AREA.

                (a) The Employee acknowledges and agrees that the Company does business on an international basis and that the Employee will assist Company in developing Company's business in both the United States and Europe, with customers throughout the United States and additionally existing in Europe, particularly servicing France, Spain, the United Kingdon and Germany, and that any breach of the Employee's covenants contained herein would materially damage the Company, regardless of the area of the world in which the activities constituting such breach were to occur. Accordingly, the terms and provisions of this Agreement shall apply in the following Noncompetition Area:

                        (i)     The State of North Carolina;

                        (ii) Any state other than North Carolina where Company conducts the "Business" and in or for which the Employee assists or performs services assisting Company;

                        (iii) Any political subdivision of foreign countries where Company does "Business" or will do "Business" during the period of employment; and


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                        (iv)    Any other state, country, or political
                subdivision where Company does "Business" and in or for which the Employee assists or performs services assisting Company.

        16. BUSINESS. For the purposes of this Agreement, the "Business" shall include any business, service, or product engaged in, provided, or produced by the Company from the date of this Agreement to the date of the termination of the employment, including, but not limited to: (i) the business of development, production, marketing, design, manufacturing, leasing or selling software related to business plans, legal services, whether for use by professionals or consumers; (ii) providing web-hosted applications and technology infrastructure syndication and/or (iii) any other business conducted by the Company immediately prior to the date of termination of Employee's employment or in which the Company shall at the time of termination of Employee's employment with the Company be actively preparing to enter.

        17.     MISCELLANEOUS.

                (a) This Agreement shall be subject to and governed by the substantive laws of the State of North Carolina, without giving effect to the conflicts of laws provisions thereof. The Employee hereby submits to the jurisdiction and venue of the state and federal courts of North Carolina.

                (b) The Company's failure to insist upon strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision.

                (c) This Agreement may not be modified except by an agreement in writing executed by the parties. The parties expressly waive their right to orally modify this provision.

                (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

                (e) This Agreement shall not be assignable without the written consent of the Company and the Employee.

                (f) This Agreement shall inure to the benefit of and be binding upon the Company and it successors and assigns.

                (g) This Agreement expresses the whole and entire Employment Agreement between the parties and supersedes and replaces any prior employment Agreement, understanding or arrangement between Company and the Employee.

        18. This Agreement terminates the Employment Agreement dated October 16, 2000, as amended to date. Except for that agreement, all other agreements between the Company and Employee remain in full force and effect.


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        IN WITNESS WHEREOF, the parties executed this Agreement as of the day and year first above written.


                                    SMART ONLINE, INC.

                                    By:____________________________________

                                    Title:_________________________________



WITNESS: ______________________     EMPLOYEE: _____________________________


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